Proxy Card
                        HARRIS & HARRIS GROUP, INC.
                           ONE ROCKEFELLER PLAZA
                            NEW YORK, NY  10020

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD APRIL 28, 1999


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints CHARLES E. HARRIS and RACHEL M. PERNIA and each of them, with full power of substitution, proxies to vote at the annual meeting of shareholders to be held on April 28, 1999, or an adjournment thereof, to represent and to vote all the shares of common stock of Harris & Harris Group, Inc. that the undersigned is entitled to vote with all powers the undersigned would have if personally present, on the following matters as designated on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors recommends a vote "FOR" all the nominees listed in item 1 and "FOR" item 2.

    When properly executed, this proxy will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy will be voted "FOR" items 1 and 2.

1. ELECTION OF DIRECTORS

   [   ] FOR all nominees  [   ] WITHHOLD AUTHORITY to     [   ] *EXCEPTIONS
         listed below            vote for all nominees
                                 listed below.

   Nominees:

   Dr. C. Wayne Bardin     Harry E. Ekblom      Glenn E. Mayer
   Dr. Phillip A. Bauman   Dugald A. Fletcher   James E. Roberts
   G. Morgan Browne        Charles E. Harris

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions:______________________________________________________________

2. PROPOSAL TO RATIFY, CONFIRM AND APPROVE THE BOARD OF DIRECTOR'S SELECTION OF ARTHUR ANDERSEN LLP as the Company's independent public accountant for its fiscal year ending December 31, 1999.

       [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

3. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.


Change of Address and
or Comments Mark Here  [    ]

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated______________________, 1999

________________________________
(Signature)

________________________________
(Signature, if held jointly)

Votes must be indicated [x] in Black or Blue ink.